UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 8, 2022

Athersys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Athersys, Inc. (“we” or the “Company”) has a licensing agreement with HEALIOS K.K. (“Healios”) to primarily develop and commercialize our cell therapy technologies for certain disease indications in Japan. Under the framework agreement, we were entitled to a $3.0 million milestone payment from Healios. Additionally, under the framework agreement, we are obligated to pay Healios $1.1 million this year. On September 8, 2022, we received a payment of $1.9 million from Healios, which represents the milestone payment net of amounts owed to Healios under the framework agreement.

Athersys and Healios remain committed to the advancement of MultiStem in Japan for both the ischemic stroke and ARDS programs and we will continue to work closely with Healios and the Pharmaceuticals and Medical Devices Agency on an appropriate path forward.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2022

ATHERSYS, INC.

By:	/s/ Daniel Camardo
Name: Daniel Camardo Title: Chief Executive Officer